Exhibit 10.50

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 11, 2024, is entered into by and among Zura Bio Limited, a Cayman Islands exempted company (the “Company”), each of the persons listed on Schedule A hereto (each, a “Public Warrant Holder”) and each of the persons listed on Schedule B hereto (each, a “Private Warrant Holder” and, together with the Public Warrant Holders, the “IPO Warrant Holders,” and each, an “IPO Warrant Holder”).

WHEREAS, as of the date hereof, (a) each Public Warrant Holder is the beneficial owner of warrants sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “Public Warrants”) of JATT Acquisition Corp, a Cayman Islands exempted company and the Company’s predecessor (“JATT”), and (b) each Private Warrant Holder is the beneficial owner of warrants issued in a private placement in connection with the closing of the IPO that have not become public warrants as a result of being transferred to any person other than permitted transferees (the “Private Placement Warrants” and, together with the Public Warrants, the “IPO Warrants”), in each case governed by the Warrant Agreement by and between the Company (as successor to JATT Acquisition Corp) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as warrant agent, dated July 16, 2021 (the “Warrant Agreement”) (and for the avoidance of doubt, the IPO Warrants do not include the pre-funded warrants the Company issued in 2023 and 2024);

WHEREAS, as of the date hereof, the Public Warrants are listed on The Nasdaq Capital Market under the symbol “ZURAW” and there are a total of approximately 6,899,996 Public Warrants and approximately 5,910,000 Private Placement Warrants outstanding;

WHEREAS, each IPO Warrant entitles its holder to purchase one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) for a purchase price of $11.50, subject to certain adjustments;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”) to offer all IPO Warrant Holders the opportunity to exchange their IPO Warrants for Class A Ordinary Shares at an exchange ratio of 0.3 Class A Ordinary Shares per IPO Warrant and subject to other customary terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrently with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the IPO Warrants to amend (the “Warrant Amendment”), effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement to permit the Company to require that each IPO Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.27 Class A Ordinary Shares, which is a ratio of 10.0% less than the exchange ratio applicable to the Exchange Offer, subject to the terms and conditions to be disclosed in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each IPO Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each IPO Warrant Holder shall validly tender or cause to be tendered to the Company all IPO Warrants beneficially owned by such IPO Warrant Holder as of the date hereof, free and clear of any liens, options, rights or other encumbrances, limitations or restrictions whatsoever (except those identified in Section 1.03), pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement, no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.3 Class A Ordinary Shares per IPO Warrant. For the avoidance of doubt, nothing in this Agreement shall restrict the IPO Warrant Holder from acquiring additional IPO Warrants subsequent to the date hereof and such additional IPO Warrants shall not be subject to the terms of this Agreement.

Section 1.02 Agreement to Consent. Each IPO Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation with respect to all of such IPO Warrant Holder’s IPO Warrants in accordance with the terms and conditions of the Solicitation as described in the Registration Statement.

Section 1.03 Ownership of IPO Warrants. Each IPO Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such IPO Warrant Holder’s IPO Warrants in accordance with this Agreement, that such IPO Warrant Holder is the sole beneficial owner of the number of IPO Warrants set forth opposite such IPO Warrant Holder’s name on Schedule A or Schedule B hereto, as applicable, and has good and marketable title to such IPO Warrants, free and clear of any liens, options, rights or other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each IPO Warrant Holder shall not transfer any IPO Warrants owned by such IPO Warrant Holder as of the date hereof to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such IPO Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable, consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulations, and that the Registration Statement, when declared effective, will comply with all applicable U.S. Securities and Exchange Commission requirements.

Section 1.05 Conditions to Tender and Consent. Notwithstanding anything herein to the contrary, each IPO Warrant Holder’s obligation to tender (or cause to be tendered) and to consent under this Agreement is conditioned on there being no amendment to the terms of the Exchange Offer that is materially adverse to such IPO Warrant Holder.

Section 1.06 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.07 Termination. This Agreement shall terminate as to all IPO Warrant Holders (a) upon written notice to all the IPO Warrant Holders by the Company, (b) upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation and (ii) September 30, 2024 and (c) if the Company fails to commence the Exchange Offer and Solicitation by July 19, 2024.

Section 1.08 IPO Warrant Holder Obligations Several and Not Joint. The obligations of each IPO Warrant Holder hereunder shall be several and not joint, and no IPO Warrant Holder shall be liable for any breach of the terms of this Agreement by any other IPO Warrant Holder. Nothing contained herein, and no action taken by any IPO Warrant Holder pursuant hereto, shall be deemed to constitute the IPO Warrant Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the IPO Warrant Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

Section 1.09 Governing Law. The validity, interpretation and performance of this Agreement and of the IPO Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.10 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

ZURA BIO LIMITED

By:	/s/ Verender S.Badial
Name:	Verender S.Badial
Title:	CFO

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By:	Someit Sidhu

/s/Someit Sidhu
Name:	Someit Sidhu
Title:	in his individual capacity

Highbridge Tactical Credit Master Fund, L.P.

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

/s/ Steve Ardovini
Name:	Steve Ardovini
Title:	Managing Director Head of Operations
HIGHBRIDGE CAPITAL MANAGEMENT, LLC

Highbridge Tactical Credit Institutional Fund, Ltd.

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

/s/ Steve Ardovini
Name:	Steve Ardovini
Title:	Managing Director Head of Operations
HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	BG Master Fund ICAV

/s/Rubens Serenade
Name:	Rubens Serenade
Title:	Director of Boussard & Gavaudan Partners Limited, Managing Member of Boussard & Gavaudan Investment Management LLP, Investment Manager

By:	Pandora Select Partners, L.P

/s/ Peter Vance
Name:	Peter Vance
Title:	Portfolio Manager

By:	Whitebox Relative Value Partners, L.P.

/s/ Peter Vance
Name:	Peter Vance
Title:	Portfolio Manager

By:	Whitebox GT Fund, L.P.

/s/ Peter Vance
Name:	Peter Vance
Title:	Portfolio Manager

By:	Whitebox Multi-Strategy Partners, L.P.

/s/ Peter Vance
Name:	Peter Vance
Title:	Portfolio Manager

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRIVATE WARRANT HOLDERS:

By:	JATT Ventures, Ltd.

/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Director

By:	Someit Sidhu

/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	in his individual capacity

By:	Verender S.Badial

/s/ Verender S.Badial
Name:	Verender S.Badial
Title:	in his individual capacity

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Public Warrant Holder	Number of Public Warrants
Someit Sidhu	1,750,000
Highbridge Tactical Credit Master Fund, L.P.	660,619
Highbridge Tactical Credit Institutional Fund, Ltd.	138,417
BG Master Fund ICAV	187,500
Pandora Select Partners, L.P	5,250
Whitebox Relative Value Partners, L.P.	27,750
Whitebox GT Fund, L.P.	3,000
Whitebox Multi-Strategy Partners, L.P.	39,000

Schedule B

Name of Private Warrant Holder	Number of Private Placement Warrants
JATT Ventures, Ltd.	2,783,701
Someit Sidhu	656,572
Verender Badial	420,519